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                                                               EXHIBIT 10.3 (25)

                                FIFTH AMENDMENT
                                       TO
                    THE G. B. DEALEY RETIREMENT PENSION PLAN
              (As Amended and Restated Effective January 1, 1988)


         A. H. Belo Corporation, a Delaware corporation, pursuant to authorization of its Board of Directors, adopts the following amendments to the
G. B. Dealey Retirement Pension Plan (the "Plan").

         1. Notwithstanding any other provision of the Plan, no benefits will accrue under the Plan after March 31, 1994, with respect to any Participant or Employee who is employed by DFW Suburban Newspapers, Inc.

         2. The first sentence of Section 2.2(a) of the Plan is amended by deleting the word "or" immediately preceding clause (v) and by adding the following new clause at the end thereof:

            "; or (vi) he is employed by DFW Suburban Newspapers, Inc."

         3. Section 2.2(b) of the Plan is amended in its entirety to read as follows:

            "(b) Exclusion after Participation. A Participant who becomes ineligible under subsection (a) will continue to earn Credited Service for purposes of determining his vested interest in his Accrued Benefit, but during the period of ineligibility the Participant's Credited Service and Compensation will not be taken into account for purposes of determining the amount of his Accrued Benefit."

         4. Section 4.1 of the Plan is amended by adding the following new subsection (c):

            "(c) Full Vesting for Certain Participants. A Participant's interest in his Accrued Benefit as of March 31, 1994 will become 100% vested and nonforfeitable without regard to his years of Credited Service if he is
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         employed by DFW Suburban Newspapers, Inc. on such date.  In addition, any Participant who terminated employment with DFW Suburban Newspapers, Inc., or who was classified as a newspaper employee and terminated employment with Dallas-Ft. Worth Suburban Newspapers, Inc., on or after January 1, 1994 and before March 31, 1994 will have a 100% vested and nonforfeitable interest in his Accrued Benefit as of the date of his termination without regard to years of Credited Service.

         The foregoing amendments are effective on and after April 1, 1994.

         Executed at Dallas, Texas, this 1st day of March, 1994.


                                                 A. H. BELO CORPORATION




                                                 By /s/ ROBERT W. DECHERD




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